Exhibit 10.8

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”), effective as of May 2, 2016 (the “Effective Date”), is entered into by and among LENNAR HOMES OF CALIFORNIA, INC., a California corporation (together with its Affiliates, “Lennar CA”), and FIVE POINT OPERATING COMPANY, LLC, a Delaware limited liability company (formerly known as Newhall Intermediary Holding Company, LLC) (“Five Point”; each of Lennar CA and Five Point is sometimes referred to herein, individually, as a “Party,” and, collectively, as the “Parties”).

RECITALS

A. Lennar CA has been providing services, and licensing office space, to Five Point Communities Management, Inc. (“Management”) under a Services Agreement (the “Prior Services Agreement”) and a License Agreement (the “Prior License Agreement”), each dated as of July 25, 2009, by and among Lennar CA and Management, and, with regard to the License Agreement, Lennar Corporation, a Delaware corporation (“Lennar”).

B. The Prior Services Agreement and the Prior License Agreement each have been terminated effective as of 11:59 p.m. on the day before the Effective Date.

C. Five Point and Lennar CA (among others) are parties to that certain Second Amended and Restated Contribution and Sale Agreement, dated as of July 2, 2015, and amended and restated as of May 2, 2016 (the “Contribution and Sale Agreement”), and, as contemplated by the Contribution and Sale Agreement, Five Point (or one of its subsidiaries) will make “at will” offers of employment to certain (but not all) of the employees of Lennar CA or an affiliate of Lennar CA who have been working on the project owned by a subsidiary of Five Point, The Shipyard Communities, LLC, a Delaware limited liability company (“Shipyard”), which offers will be contingent upon the closing of the transactions contemplated by the Contribution and Sale Agreement (the “Closing”) and which employment is intended to take effect (if at all) on or about July 2, 2016. Five Point and its direct and indirect subsidiaries are referred to herein as the “Five Point Entities.”

D. Five Point desires to (i) utilize the employees of Lennar CA or its affiliates who accept Five Point’s offers of employment (the “Designated Employees”) through a secondment arrangement for a period of time set forth herein, and (ii) engage Lennar CA to provide certain services, support and resources to the Five Point Entities, upon the terms and conditions set forth herein.

E. Lennar CA desires to (i) make, or cause its affiliates to make, the Designated Employees available to Five Point for a period of time set forth herein, and (ii) undertake the service, support and resource responsibilities described in this Agreement, all upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Secondment of Designated Employees.

(a) Secondment. Lennar CA agrees to second (or cause its affiliate to second) to Five Point, and Five Point agrees to accept, the Designated Employees for the period commencing on the Effective Date and ending at 12:59 pm on July 1, 2016, or such later date as may be mutually agreed upon by the Parties (the “Secondment Period”). This secondment arrangement shall not affect the employment relationship that exists between each Designated Employee and Lennar CA (or its affiliate) during the Secondment Period. Accordingly, any Designated Employee who is an employee of Lennar CA (or its affiliate) on the Effective Date shall remain the employee of Lennar CA (or its affiliate) during the Secondment Period.

(b) Services to be Performed; Direction of Designated Employees. The Designated Employees shall perform services for Five Point as directed by Five Point and of the type performed by such Designated Employees immediately prior to the Effective Date. During the Secondment Period, Five Point shall have the sole discretion to and shall provide professional and/or technical supervision and direction to the Designated Employees and shall have the sole discretion to decide work assignments.

(c) Status at Conclusion of the Secondment Period. At the conclusion of the Secondment Period, the Designated Employees who accept their offers of employment from Five Point will become employees of Five Point.

(d) Compensation for Designated Employees. During the Secondment Period, Lennar CA shall (or shall cause its affiliate to) pay compensation and provide benefits to the Designated Employees as if the Secondment had not occurred and in accordance with any applicable employee plans, policies and/or collective bargaining agreements of Lennar CA or its affiliate, as the case may be. During the Secondment Period, Lennar CA shall not, and shall cause its affiliates not to, with respect to any Designated Employee, make any change in compensation or benefits, enter into any new employment or severance agreement, incur any additional severance expense, grant or pay any incentive bonus (except as required by any existing plan or agreement or except for changes affecting Lennar CA employees generally) without the prior written approval of Five Point. In addition, Lennar CA shall (or shall cause its affiliate to) be responsible for withholding all relevant employee-paid taxes and other employee-paid items, making all employer-paid contributions and filing all reports and maintaining all records in connection therewith in accordance with past practices during the Secondment Period.

(e) Secondment Fees. Five Point shall pay to Lennar CA a secondment fee equal to the aggregate cost to Lennar CA of providing the Designated Employees to Five Point during the Secondment Period, such cost to include the following items with respect to the Designated Employees: (i) wages, regular and overtime; (ii) vacation pay, sick leave, company paid portions of employee benefit plans existing as of the Effective Date, including, without limitation, health insurance premiums, life insurance premiums, 401(k) plan contributions; and (iii) employer-paid FUTA, FICA and Medicare contributions, workers’ compensation cost, state disability insurance costs (where applicable) and unemployment taxes (collectively, the “Secondment Fees”). The Secondment Fees exclude bonuses or other extraordinary compensation. The Secondment Fees shall be paid to Lennar CA within fifteen (15) days after receipt by Five Point of an invoice reasonably itemizing such costs from Lennar CA. Without delaying payment of the invoiced sums, Five Point may audit the fees billed to it under this Section 1 and Lennar CA shall cooperate with any such audit, including by providing related supporting documentation. Any adjustments will be paid promptly after they are agreed upon or otherwise determined to be due.

(f) Taxes and Compliance with Applicable Law. Lennar CA covenants that, during the Secondment Period, it will (i) withhold all amounts that are required to be withheld under all applicable laws from amounts paid to any Designated Employee and pay such amounts to the appropriate Federal, state or local taxing authority; (ii) comply in all material respects with any and all provisions of Federal, state and/or local law applicable with respect to the payment of wages or benefits to the Designated Employees including, without limitation, any law pertaining to the amount or payment of wages, any law requiring that such Designated Employee be provided with health care coverage and any law requiring the provision of workers’ compensation coverage; and (iii) maintain in effect any and all insurance and similar coverages (including, without limitation, workers’ compensation) that are required to be maintained at law.

(g) Indemnification by Lennar CA. Lennar CA hereby indemnifies and holds Five Point harmless from and against any and all losses suffered, paid or incurred resulting from, caused by or arising out of the failure by Lennar CA to withhold any amounts, make any payment or provide any benefit with respect to any Designated Employee during the Secondment Period in accordance with its obligations under this Agreement.

(h) Indemnification by Five Point. Five Point hereby indemnifies and holds Lennar CA harmless from and against any and all losses suffered, paid or incurred as a result of third-party claims resulting from, caused by or arising out of any Designated Employee’s action or failure to act during the Secondment Period, except to the extent any such action or failure to act was directed by Lennar CA (or Lennar or another subsidiary of Lennar, as applicable).

2. Services of Lennar CA. Subject to the terms and conditions of this Agreement, Lennar CA will provide to the Five Point Entities during the Term of this Agreement (as defined below) the services described on Schedule I to this Agreement (the “Services”), as Schedule I may be amended from time to time.

3. License Agreements. In addition, on the Effective Date, (a) Lennar CA shall grant a license to utilize fully furnished office space, consisting generally of the same offices in Aliso Viejo, California that are being used by employees of the Five Point Entities on the Effective Date, including office furniture, cubicles, telephones, computers, printers, copiers, fax machine, at Lennar CA’s offices in Aliso Viejo, California pursuant to a license agreement in the form attached hereto as Exhibit A (the “Aliso Viejo License Agreement”) and (b) Five Point shall grant a license to Lennar CA to utilize a portion of the offices in San Francisco, California located at One Sansome Street, Suite 3750 that are being used by employees of Lennar CA on the Effective Date, which portion is depicted on Exhibit B attached hereto (the “Licensed SF Office Space”), pursuant to a license agreement in the form attached hereto as Exhibit B (the “Shipyard License Agreement”). The Licensed SF Office Space will include the right to use the kitchen, conference rooms, entry access point, office furniture, cubicles, and other equipment located within the Licensed SF Office Space, such as copying machines, phones, and wifi.

4. Compensation. As consideration for the Services, during the Term of this Agreement, Five Point shall pay Lennar CA an amount, which amount shall be payable monthly in arrears, equal to the cost to Lennar CA of rendering the Services, less a monthly amount of $350,000 during the Secondment Period (the “Monthly Cost”). Payment with regard to a month will be made within ten days after Lennar CA delivers an invoice that describes in reasonable detail the costs to which it relates. It is understood by the Parties that the Monthly Cost includes both Direct Costs (as defined below) and Indirect Costs (as defined below) but shall exclude any costs covered by the Secondment Fees. “Direct Costs” are the out of pocket costs of Lennar CA for the purchase of tangible equipment (including hardware and software and office equipment), furnishings and supplies that are purchased for the exclusive use or benefit of Five Point Entities, and all costs and expenses (not including compensation of employees of Lennar CA) incurred in providing the services of professionals and consultants as described in Section 5(a). “Indirect Costs” are costs to Lennar CA for office space, support and other services and other intangible resources (including all costs and expenses incurred in accordance with Section 5(b)). For all Direct Costs, Lennar CA will charge Five Point the amount equal to Lennar CA’s actual out-of-pocket costs for the Services actually provided to Five Point Entities; provided, however, that Lennar CA and Five Point shall agree in advance on the amount of each such Direct Cost. Lennar CA and Five Point hereby agree that the initial monthly charge for all Indirect Costs is Thirty-Seven Thousand Five Hundred Thirty-One Dollars ($37,531) per month as more specifically described on Schedule II attached to this Agreement, plus the monthly license fee pursuant to the Aliso Viejo License Agreement, minus the monthly license fee pursuant to the Shipyard License Agreement. Lennar CA and Five Point shall from time to time, but in no event less often than semi-annually, reevaluate the amount of the monthly charge for Indirect Costs and shall use their commercially reasonable best efforts to agree to adjust (higher or lower) such amount as appropriate so that the monthly charge for all Indirect Costs approximates as closely as is practicable Lennar CA’s actual cost for the Indirect Costs related to providing the Services actually provided to the Five Point Entities. The Parties agree to negotiate in good faith and perform all additional acts, and take all actions, necessary to effectuate the intent of the immediately preceding sentence and, in connection therewith, shall consider all relevant facts and circumstances when reevaluating and agreeing to adjust the monthly charge for all Indirect Costs.

5. Engagement of Third Parties.

(a) In addition to utilizing the services of its own staff, Lennar CA may from time to time use the services of employees of other subsidiaries of Lennar in fulfilling its obligations under this Agreement (who, for purposes of this Agreement, will be deemed to be employees of Lennar CA). In addition, Lennar CA may engage, on behalf of Five Point, other professionals and consultants to assist in providing the Services, including accountants, tax advisors and employee benefits consultants and attorneys; provided that all costs and expenses of such professionals and consultants that are paid by Lennar CA shall be treated as Direct Costs; and, provided further, that Lennar CA shall obtain the prior written approval of Five Point with respect to all costs and expenses in excess of $25,000 in any instance or series of related instances that may be incurred and included as Direct Costs.

(b) Lennar CA may also obtain, on its own behalf, the services of individuals and entities in connection with its provision of the Services in lieu of its own employees, and such third-party services shall be deemed to be provided by Lennar CA for purposes of this Agreement and the costs and expenses of such individuals and entities that are paid by Lennar CA shall be included as Indirect Costs; provided, however, that Lennar CA shall obtain the prior written approval of Five Point with respect to all such costs and expenses in excess of the initial amount ($37,531 per month), or any revised monthly amount of Indirect Costs agreed upon by the Parties pursuant to Section 4, that are intended to be included as Indirect Costs.

(c) Notwithstanding anything to the contrary in this Agreement (and without limiting the terms and provisions of Section 4 or the requirements in Section 13(c)), in addition to or in lieu of the Services being provided by Lennar CA, Five Point shall have the right at any time or from time to time to hire or engage one or more third parties to provide any of the Services, in which case, if appropriate, Lennar CA and Five Point shall promptly reevaluate the Indirect Costs that Lennar CA charges to Five Point and shall make any necessary adjustments thereto to the extent that Lennar CA is no longer providing certain Services to the Five Point Entities.

6. Limitations on the Parties’ and Lennar CA’s Authority. Notwithstanding anything to the contrary in this Agreement, the Services Lennar CA renders will be to the Five Point Entities themselves. None of the stockholders, members or officers of any of the Five Point Entities (except to the extent acting on behalf of a Five Point Entity in his or her capacity as an officer of that Five Point Entity) shall have any rights under this Agreement. The management, policies, decisions and operations of Five Point are and will remain the responsibility of the directors and officers of Five Point.

7. Independent Contractor Status. Lennar CA will render and perform the Services as an independent contractor in accordance with its own standards, subject to its compliance with the provisions of this Agreement and with all applicable laws, ordinances and regulations. Nothing in this Agreement shall be deemed to create or imply a partnership, a joint venture, an agency or an employment relationship between Five Point or any other Five Point Entity and Lennar CA and Lennar CA shall not make any representations to the contrary to any other person. As an independent contractor, Lennar CA does not have the right or authority to assume, or create, any obligation of any kind, whether express or implied, on behalf of any Five Point Entity nor any right or authority to bind any Five Point Entity in any respect whatsoever, other than as contemplated herein or as expressly authorized by Five Point. It is acknowledged and agreed by the Parties that Lennar CA has the sole responsibility to make required filings and payments with regard to withholding taxes, FUTA and FICA taxes, federal employment taxes and any other federal or state taxes, payments or filings due with regard to employees of Lennar CA as a result of compensation paid or required to be paid for their role in the rendering of Services by Lennar CA. None of the Five Point Entities will have any responsibility to make such filings or payments with regard to employees of Lennar CA.

8. Availability of Lennar Employees.

(a) Lennar CA will make available to the Five Point Entities, to the extent needed to enable Lennar CA to provide the Services as required by this Agreement, the services of its employees other than the Designated Employees (each a “Lennar Employee”; collectively, the “Lennar Employees”) and, subject to the requirements of Section 5, the services of consultants and/or other independent contractors engaged by Lennar CA (each consultant or contractor who performs Services hereunder, a “Consultant”; collectively, the “Consultants”) that are necessary, in Lennar CA’s judgment, for the performance from time to time of the Services, provided that the inability of Lennar CA to make available to Five Point a specific Lennar Employee or Consultant for any reason, including the death or disability of such Lennar Employee or Consultant, the termination of the employment status of or consulting agreement or arrangement with any such person or the assignment of such Lennar Employee or Consultant to other duties, or without reason, shall not constitute a default hereunder. For purposes of this Agreement, “Affiliate” shall have the meaning set forth in Rule 144(a)(1) under the Securities Act of 1933 as amended.

(b) Lennar CA shall from time to time upon the request of Five Point, prepare a schedule listing all of the Lennar Employees and Consultants who at the time are providing services to Five Point under this Agreement. Subject to the provisions of this Agreement, Lennar CA shall use commercially reasonable efforts to (i) cause each Lennar Employee to devote such time and effort as is required for the performance of the Services assigned to such Lennar Employee, (ii) cause the Lennar Employees to render the applicable services to Five Point in a diligent, professional and workmanlike manner, and (iii) comply with all reasonable requests of Five Point in connection with the performance of Services under this Agreement.

(c) The Lennar Employees shall remain in the employment of, and the Consultants shall remain engaged by, Lennar CA, which shall be responsible for (i) the timely payment of all compensation and all other sums, and fulfillment of all other statutory and other obligations, with respect to the Lennar Employees and/or Consultants, including, with respect to the Lennar Employees, all Lennar Employee salaries, bonuses, commissions and other monetary remuneration, vacation, holiday and sick pay, payroll taxes (including social security, Medicare and withholdings and timely payment to the proper taxing authorities), workers’ compensation and unemployment compensation insurance and premiums, and any and all employee benefits (including (if any) insurance and savings, retirement, profit sharing, stock option and purchase plans) together with any and all other liabilities and/or claims of any nature with respect to the employment of the Lennar Employees during the Term of this Agreement for which Lennar CA or its Affiliates, as the employers of the Lennar Employees, are liable, (ii) filing of all reports and filings (including all withholding and other tax returns) required by applicable law with respect to Lennar Employees and/or Consultants while they are employed or engaged by Lennar CA or its Affiliates to render services required by this Agreement, and (iii) performing any and all other employment-related or consultant-related obligations imposed by law.

(d) Five Point has the right to request in writing to Lennar CA for any or no reason that any particular Lennar Employee or Consultant be disengaged from performing any Services under this Agreement and, to the extent practicable, Lennar will seek to replace the Lennar Employee or Consultant.

(e) Five Point agrees that, if asked to do so by Lennar CA, Five Point will maintain records of actual hours worked by each Consultant to the extent that the status or compensation of such Consultant requires the maintenance of records regarding time worked, and to report such hours worked to Lennar CA at least once every two weeks.

(f) Five Point agrees to comply at its expense, with all occupational safety, health and work laws, regulations, directives, and rules required by federal, state and local authorities and with all requests from Lennar CA in connection with same. Five Point will promptly report all accidents and incidents involving any Lennar Employee or Consultant to Lennar CA and when required by applicable law to any applicable government authority.

(g) Five Point agrees to comply with all federal, state and local equal employment opportunity laws, civil rights laws, employment laws, anti-discrimination laws (including laws prohibiting harassment), and fair housing laws (including regulations, directives, and rules), and with all requests from Lennar CA in connection with same.

9. Limited Liability of Lennar CA.

(a) None of Lennar CA or any of its Affiliates, or any of their respective directors, partners, managers, members, officers, owners, employees or agents, makes any express or implied representation, warranty, or guarantee to Five Point relating to the Services to be performed pursuant to this Agreement or the quality or results of such Services.

(b) Lennar CA shall not be liable hereunder for the consequences of any failure to perform or delay in performing any of its obligations under this Agreement if and to the extent that failure or delay is due to Force Majeure. “Force Majeure” shall mean any delays due to labor strikes, lockouts or other labor disturbances or shortages, acts of God (including tornados, floods, earthquakes and hurricanes), fires, accidents and other casualties not caused by Lennar CA, governmental restrictions, enemy action, civil commotion, fire, explosion, unavoidable casualty, unusual delays in transportation, embargos, shortages or unavailability of materials, supplies, equipment and/or systems, adverse abnormal adverse weather conditions, power outages, acts of terrorism (including biochemical attacks), war, sabotage, vandalism, civil disturbances, insurrections, embargos, riots, delays in obtaining materials, any cause or circumstance resulting in delays, stoppage or any other interference caused by the insolvency of, any contractor, any agent, any subcontractor or any architect used by Lennar CA, acts of Governmental Authorities or other third parties beyond Lennar CA’s reasonable control, laws or other legal requirements enacted by any Governmental Authority after the Effective Date not reasonably anticipated by Lennar CA, judicial or governmental orders or final judgments entered by courts of competent jurisdiction, material adverse changes after the Effective Date in United States, world or applicable state real estate market conditions and/or general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or other similar causes beyond Lennar CA’s reasonable control. “Governmental Authority” or “Governmental Authorities” shall mean the United States of America, any State or municipality, any agency, department, commission, board, bureau, instrumentality or political subdivision of any of the foregoing, any neighborhood or community groups and any landmark and/or historical preservation agencies or authorities, in each case, now existing or hereafter created, having jurisdiction over Lennar CA or any applicable properties or assets or any portion thereof.

(c) Notwithstanding anything to the contrary in this Agreement, Lennar CA shall not be liable to any Five Point Entity or anyone else for any losses, expenses, claims, damages or liabilities (including legal or other expenses reasonably incurred in investigating or defending against any losses, claims, damages or liabilities, through all appeals, and whether or not suit is brought) of any nature whatsoever, whether joint or several, direct or indirect, contingent or consequential, liquidated or unliquidated, known or unknown, suspected or unsuspected, foreseen or unforeseen, or in law or in equity (collectively, “Liabilities”), incurred by reason of any act performed or omitted in connection with the activities of Lennar CA hereunder, or otherwise arising out of this Agreement, provided such act or omission was taken in good faith and was not attributable to Lennar CA’s gross negligence or willful misconduct (the “Standard of Care”). If any occurrence or omission by Lennar CA is determined to have violated the Standard of Care, the liability of Lennar CA as a result of that and all similar or related violations of the Standard of Care will not exceed the total amount paid to Lennar CA during the 12 calendar months immediately preceding the calendar month in which the violation of the Standard of Care took place. In no event shall Lennar CA be liable for any indirect, punitive, special, consequential or exemplary damages.

(d) In no event shall Lennar CA have any fiduciary duty, duty of care (other than the duty not to violate the Standard of Care) or any other duty whatsoever to Five Point, any of the Five Point Entities or any of their respective shareholders, partners, managers, officers, directors, contractors, Affiliates, heirs, successors, predecessors, assigns or agents, or any persons acting by, through or under any of them.

10. Indemnification.

(a) Five Point will indemnify, defend and hold harmless Lennar CA and each of its Affiliates, and each of their respective directors, partners, officers, stockholders, owners, members, managers, employees, Affiliates, heirs, successors, predecessors, assigns, agents and all persons acting by, through or under each of them (each, a “Lennar CA Indemnitee”; collectively, the “Lennar CA Indemnitees”) from and against any Liabilities to which any of such Lennar CA Indemnitees may become subject by reason of such person’s being a Lennar CA Indemnitee (but only to the extent that such Liabilities arise out of or relate to any Services or this Agreement); provided that the Lennar CA Indemnitee acted in good faith and the Liabilities were not the result of any Lennar CA Indemnitee’s gross negligence or willful misconduct; and, with respect to any criminal action or proceeding, the Lennar CA Indemnitee had no reasonable cause to believe his, her or its conduct was unlawful. THE PARTIES ACKNOWLEDGE AND AGREE THAT, PURSUANT TO THIS SECTION 10(A), THE LENNAR CA INDEMNITEES ARE BEING INDEMNIFIED, HELD HARMLESS AND DEFENDED FROM AND AGAINST LIABILITIES RESULTING FROM THEIR OWN NEGLIGENT ACTS OR OMISSIONS.

(b) Lennar CA will indemnify, defend and hold harmless each Five Point Entity, and each of their respective directors, partners, officers, stockholders, owners, members, managers, employees, Affiliates, heirs, successors, predecessors, assigns, agents and all persons acting by, through or under each of them (each, a “Five Point Indemnitee,” and collectively, the “Five Point Indemnitees”; together with the Lennar CA Indemnitees, each an “Indemnitee”) from and against any Liabilities to which any of such Five Point Indemnitees may become subject by reason of such person’s being a Five Point Indemnitee but only to the extent that such Liabilities (i) arise out of or relate to any Services or this Agreement and (ii) were the result of Lennar CA’s gross negligence or willful misconduct (including that of any entity included in the term Lennar CA) or any of their employees’ gross negligence or willful misconduct; and, with respect to any criminal action or proceeding, only to the extent Lennar CA (including any entity included in the term Lennar CA) had cause to believe its, or its employees’, conduct was unlawful.

(c) The indemnifying Party shall pay all expenses (including attorneys’ fees through all appeals) incurred by the other Party and/or any other Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceedings, in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking, by or on behalf of a party which may be entitled to indemnification, to repay such amount if it shall be ultimately determined that he, she or it is not entitled to be indemnified by the indemnifying Party as authorized in this Agreement.

The provisions of this Section 10 shall survive the termination of this Agreement.

11. Other Relationships. Nothing contained in this Agreement will, or will be deemed to, prohibit, restrict or limit in any manner any business or investment activities of Lennar CA (including any entity included in the term Lennar CA), any of their Affiliates or any of their respective directors, officers, managers, owners, employees or agents, including activities that may be competitive with activities conducted by Five Point or other Five Point Entities. Except as set forth in any Management Agreement, any limited liability company agreement of Five Point or any of its subsidiaries or any other agreement, covenant, or other obligation to which Five Point is a party, nothing contained in this Agreement will, or will be deemed to, prohibit, restrict or limit in any manner any business or investment activities of any Five Point Entity or any of their respective Affiliates or their respective directors, officers, managers, owners, employees or agents, including activities that may be competitive with the business of Lennar CA and/or their Affiliates.

12. Assignment. This Agreement and all the provisions of it will be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests and obligations under this Agreement may be assigned by any Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Nothing in this Agreement, whether expressed or implied, may be construed to give any person other than the Parties (and, solely with regard to Section 10, the Indemnitees) any legal or equitable right, remedy or claim under or in respect of this Agreement.

13. Term; Effect of Termination.

(a) The term of this Agreement will commence on the Effective Date and will continue until the second (2nd) anniversary of the Effective Date (the “Term of this Agreement”), unless extended by the Parties’ mutual written agreement or sooner terminated as provided in Section 13(b). Notwithstanding the foregoing, the term of the License may extend beyond the term of this Agreement.

(b) This Agreement may be terminated at any time prior to the end of the scheduled Term of this Agreement (in which event the Term shall end on the effective date of such termination), as follows: (i) by mutual written consent of Lennar CA and Five Point; (ii) by Five Point or Lennar CA, if the non-terminating Party ceases, or threatens to cease, to carry on its business, or commits a material breach of this Agreement, and such breach is not remedied within thirty (30) days after written notice of such breach which says that this Agreement will terminate if the breach is not cured within thirty (30) days; provided, however, that if such breach cannot be cured in such thirty (30) day period but is capable of being cured, so long as the breaching Party reasonably and continually pursues the cure thereof, such cure period shall be extended for such additional period as shall be reasonably necessary to cure such breach; or (iii) at any time by Five Point on a minimum of 60 days prior notice to Lennar CA.

(c) From time to time, upon 60 days prior notice to Lennar CA, Five Point may terminate Lennar CA’s obligation to provide any of the Services in which case there will be a corresponding reduction in the Indirect Costs owed to Lennar CA going forward in accordance with the charges reflected on Schedule II.

(d) After the end of the Term of this Agreement, including an early termination of this Agreement pursuant to Section 13(b) (in each case, the “Termination Date”), each Party will perform its obligations under this Agreement that accrued prior to the Termination Date, including all obligations to pay compensation and reimburse costs and all indemnification obligations arising hereunder, and Five Point (i) will assume, pay and honor all obligations arising on or after the Termination Date to third parties engaged by Lennar CA in connection with its rendering of Services hereunder that, at Five Point’s request, are continued after the Termination Date. As soon as practical after this Agreement is terminated, but not later than thirty (30) days after the Termination Date, Lennar CA will return to Five Point any books and records of Five Point of which Lennar CA had possession; provided that Lennar CA may retain copies of any books and records that it needs for tax or financial statement purposes or otherwise to comply with applicable laws.

14. Notices. Whenever any notice or any other communication is required or permitted to be given under any provision of this Agreement, that notice or other communication must be in writing, signed by or on behalf of the person giving the notice or other communication, and will be deemed to have been given on the earliest to occur of (a) the date of the actual delivery, (b) if mailed, the third Business Days after the date mailed from within the United States of America by certified or registered mail, return receipt requested, with postage prepaid, (c) if sent by an overnight courier services, fees prepaid and marked for next business day delivery, on the first Business Day following the day on which it was delivered to the courier service or (d) if by facsimile, on the day the facsimile is sent (provided, however, that the sender receives a facsimile confirmation and sends a copy of such notice by another delivery method permitted under this Section 14), in each case addressed as set forth below, or to such other address as may be specified by a Party in a notification given as provided in this Section. Legal counsel for any Party may give notice on behalf of such Party:

If to Lennar CA:	Lennar Homes of California, Inc.
25 Enterprise Drive, Suite 400
Aliso Viejo, California 92656
Telephone: (949) 349-8000
Facsimile: (949) 349-0782
Attention: Jonathan M. Jaffe

with a copy to:

Lennar Corporation
700 N.W. 107th Avenue
Miami, Florida 33172
Telephone: (305) 229-6584
Facsimile: (305) 229-6650
Attention: Mark Sustana, Esq.

If to Five Point:	Five Point Operating Company, LLC
c/o Five Point Holdings, LLC
25 Enterprise Drive, Suite 300
Aliso Viejo, California 92656
Telephone: (949) 349-8000
Facsimile: (949) 349-0782
Attention: Legal Notices

For purposes of this Agreement, “Business Day” shall mean any day, other than a Saturday or Sunday on which banks in the State of California generally are not required or permitted to be closed.

15. Miscellaneous.

(a) Each of Five Point and Lennar CA represents and warrants to the other of them that it is duly authorized to execute and deliver this Agreement and the agreements and documents contemplated by this Agreement and to perform its obligations hereunder and thereunder. Each of Five Point and Lennar CA confirms that the person signing this Agreement on behalf of Five Point or Lennar CA, as applicable, has been authorized to do so. This Agreement constitutes a legal, valid and binding obligation of each of Five Point and Lennar CA, enforceable against each of them in accordance with its terms, except as such enforcement may be limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law; and will not, in each case, (A) violate any provision of any law, rule, regulation, order, writ or judgment presently in effect having applicability to any Five Point Entity or to Lennar CA (including any entity included in the term Lennar CA), as applicable, or (B) result in a breach of, or constitute or cause a default under, any indenture, agreement, lease or instrument to which any Five Point Entity or Lennar CA (including any entity included in the term Lennar CA), as the case may be, is a party.

(b) This Agreement, or any term or provision of it (including Schedule A), may only be amended, modified or waived by an instrument in writing signed by the Party against whom such amendment, modification or waiver is sought to be enforced.

(c) Except as otherwise expressly provided in Sections 15(l) and (m) below, this Agreement and the rights of the Parties hereunder shall be governed by and interpreted and construed in accordance with the laws of the State of California, without regard to its conflict of laws provisions that would apply the laws of any other jurisdiction. The Parties acknowledge that this is a negotiated agreement, and that in no event shall the terms of this Agreement be construed against either of the Parties on the basis that such Party, or its counsel, drafted this Agreement.

(d) This Agreement may be executed in multiple identical counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document. Furthermore, this Agreement may be executed and delivered by the exchange of electronic facsimile or portable document format (“PDF”) copies or counterparts of the signature page, which facsimile or PDF copies or counterparts shall be binding upon the Parties.

(e) This Agreement contains the entire agreement of the Parties and supersedes any prior written or oral agreements by either of them regarding the same subject matter as this Agreement. There are no representations, agreements, arrangements or understandings, oral or written, between or among the Parties relating to the subject matter of this Agreement other than those contained in this Agreement.

(f) No waiver of any obligations under this Agreement will be enforceable or admissible unless set forth in a writing signed by the Party against which enforcement or admission is sought. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision in that or any other instance. Any waiver granted shall apply solely to the specific provision and instance with regard to which it is granted.

(g) Each Party agrees to execute and deliver any additional documents or instruments and to perform any additional acts that may be necessary or appropriate to effectuate all of the terms, provisions and conditions of this Agreement and to carry out the transactions contemplated by this Agreement.

(h) Except as provided in Section 10, this Agreement is made solely and specifically among and for the benefit of the Five Point Entities and Lennar CA, and their respective successors and permitted assigns, subject to the express provisions relating to successors and assigns, and no other person, including subsidiaries of any Five Point Entities, if any, will have any right to assert any claims or to receive any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

(i) If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the Term of this Agreement, the provision will be severed and, except as provided in the following sentence, this Agreement will be construed and enforced as if the illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. However, in lieu of the illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision that is as similar in terms to the illegal, invalid or unenforceable provision as is possible.

(j) Accounting terms used but not otherwise defined in this Agreement will l have the meanings given to them under GAAP as applied in the United States. As used in this Agreement (including schedules and exhibits), the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. References to Sections or Schedules refer to the sections and schedules of this Agreement, unless the context requires otherwise. Words such as “herein,” “hereinafter,” “hereof” “hereby” and “hereunder,” and words of like import refer to this Agreement, unless the context requires otherwise. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The captions of the Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. The term “dollars” or “$” means United States Dollars. “Days” means calendar days and “year” means a calendar year, unless otherwise expressly provided in this Agreement. All Schedules are incorporated into this Agreement.

(k) Any reference to sections or provisions of statutes, laws or rules will include all amendments, modifications, or replacements of those sections or provisions. The Parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the Parties caused the uncertainty to exist.

(l) In any suit or proceeding to enforce the terms and provisions of this Agreement, the prevailing Party (as determined by the judge who presides over the action or proceeding) will be entitled to recover from the non-prevailing Party all reasonable costs and expenses incurred by it in connection with the action or proceeding (including reasonable attorneys’ and paralegals’ fees and costs incurred before and at any trial and with regard to any appellate proceedings), as well as all other relief that is granted or awarded in such suit or proceeding, and the non-prevailing Party shall pay all costs of any trial (including court costs).

(m) Any action or proceeding under or relating to this Agreement may be brought in any state or Federal court sitting in Orange County or Los Angeles County, California, and in no other court. Each of the parties submits to the jurisdiction of each of those courts in any such action or proceeding and agrees not to seek to change the venue of any such action or proceeding because of inconvenience of the forum or for any other reason, provided that nothing in this paragraph will prevent a party from removing an action or proceeding from a state court sitting in one of those counties to a Federal court sitting in one of those counties. Each Party agrees that process in any such action or proceeding may be served by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

[Signatures are on the following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

LENNAR HOMES OF CALIFORNIA, INC., a California corporation

By:	/s/ Jonathan M. Jaffe
Name:	Jonathan M. Jaffe
Title:	Vice President

FIVE POINT OPERATING COMPANY, LLC (formerly known as Newhall Intermediary Holding Company, LLC), a Delaware limited liability company

By: FIVE POINT HOLDINGS, LLC, a Delaware limited liability company (formerly known as Newhall Holding Company, LLC), its Manager

By:	/s/ Emile Haddad
Name:	Emile Haddad
Title:	Chief Executive Officer

[Signature page to Transition Services Agreement]

Exhibit A

Aliso Viejo License Agreement

[ATTACHED HERETO AND MADE A PART HEREOF]

LICENSE AGREEMENT

This License Agreement (this “License”) is entered into as of the 2nd day of May, 2016 (the “Effective Date”), by and among FIVE POINT OPERATING COMPANY, LLC, a Delaware limited liability company (together with its subsidiaries, “Licensee”), LENNAR CORPORATION, a Delaware corporation (“Licensor”), and LENNAR HOMES OF CALIFORNIA, INC., a California corporation (“Lennar CA”) (Licensee, Licensor and Lennar CA are sometimes referred to in this License each, as a “Party,” and, collectively, as the “Parties”).

RECITALS

A. Licensee and Lennar CA have entered into a certain Transition Services Agreement, dated of even date herewith (the “Services Agreement”), whereby Licensee engaged Licensor to provide, directly or through its subsidiaries, certain services, support and resources to Licensee.

B. Licensor has entered into a certain Summit Office Lease, dated as of October 31, 2003 (as it may be amended and/or restated from time to time, the “Lease”), for the lease of certain office space currently consisting of the entire third floor of the building (“Building”) located at 25 Enterprise Drive, Aliso Viejo, California 92656. The building contains approximately 137,325 rentable square feet and the third floor consists of approximately 30,792 rentable square feet.

C. Pursuant to Section 3 of the Services Agreement, Lennar CA has agreed to cause Licensor to provide this License for Licensee to utilize certain fully furnished office space constituting the entirety of the third floor of the Building (the “Licensed Premises”), including office furniture, kitchen facilities, cubicles, telephones, computers, software, printers, copiers, scanners, fax machines and exclusive use of all conference rooms therein, such aggregate amount of office space and conference rooms consisting of a portion of the space leased by Licensor in the Building (all such space leased by Licensor in the Building hereinafter being referred to as the “Premises”).

D. Licensee desires to license from Licensor the use of the Licensed Premises and Licensor is willing to grant Licensee a revocable license to utilize the Licensed Premises on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensee and Licensor agree as follows:

1. License. Licensor hereby grants to Licensee a revocable, non-transferable license to enter and to occupy the Licensed Premises during the term of this License (including any extensions of such term) for the purpose of conducting its business therein as described in Section 8; provided that no revocation of such license shall be made except under the terms and conditions set forth herein.

2. Term; Termination.

(a) This License will commence on the Effective Date and will continue, unless otherwise earlier terminated pursuant to Section 2(b) until the date Licensor’s Lease expires or otherwise terminates (the “Term”), unless extended by Licensee’s and Licensor’s mutual written agreement.

(b) This License may be terminated at any time prior to the end of the Term by mutual written consent of Licensor and Licensee. In addition, this License will automatically terminate if for any reason Licensor no longer has the right to occupy the Licensed Premises.

3. License Fee. Licensee shall pay to Licensor a monthly license fee in the amount equal to (a) the monthly rate per rentable square foot that Licensor pays from time to time to lease the Premises, multiplied by (b) the number of rentable square feet which then comprises the Licensed Premises (the “License Fee”). The monthly rate per rentable square foot that Licensor pays to lease the Premises is (a) $2.40 from the Effective Date through November 30, 2016, (b) $2.45 from December 1, 2016 through November 30, 2017, and (c) $2.50 thereafter, and the Licensed Premises consist of an aggregate of 30,792 rentable square feet. During the term of the Services Agreement, the monthly License Fee under this License shall be included in, and paid as part of, the monthly charge payable by Licensee for services pursuant to the Services Agreement.

4. Utilities. The License Fee shall include, at no additional cost to Licensee, the use of water and electric current consumed in and janitorial services performed in the Licensed Premises.

5. Furniture and Office Equipment Provided by Licensor. Licensor shall provide to Licensee in the Licensed Premises such number of fully furnished office spaces as is reasonably required to accommodate Licensee’s employees, which shall include, without limitation, office furniture, kitchen facilities, cubicles, telephones, computers, software, printers, copiers, scanners, and fax machines, as and to the extent commercially reasonable for the conduct of Licensee’s business as it is conducted on the date hereof. Except as and to the extent expressly provided in this License, Licensor shall have no obligation to decorate, furnish or otherwise perform any work within the Licensed Premises in order to prepare or maintain the same for Licensee; provided, however, that, to the extent Licensor upgrades its offices, space, facilities and equipment adjacent and/or incident to the Licensed Premises, Licensor will likewise upgrade the Licensed Premises.

6. No Alterations by Licensee. Other than the alterations being made in connection with Licensee’s initial occupancy of the Licensed Premises, Licensee shall not alter, or cause any alterations to, the Licensed Premises, including interior, exterior, cosmetic, structural or non-structural alterations, without Licensor’s prior written consent, which consent may be withheld in Licensor’s reasonable discretion.

7. Parking. Licensor shall permit Licensee to use, on a first come first serve shared basis with other employees and visitors of Licensor, for Licensee’s employees and visitors, during the Term (as may be extended), at no cost to Licensee, (a) the parking spaces in the parking garage serving the Building that Licensor is otherwise permitted to use under the Lease, and (b) a reasonably proportional number of the parking spaces in the surface parking area nearest to the Premises as temporary visitor parking for Licensee (not employee parking for Licensee), to the extent such parking spaces are available for use by Licensor. Licensee and its affiliates, officers, directors, partners, members, shareholders, employees, visitors, invitees, licensees, agents and contractors shall observe faithfully, and comply strictly with, the Building’s rules applicable to the “Tenant” under the Lease governing the use of parking facilities as in effect from time to time. Licensor shall provide a copy of such rules (and any amendments thereto) that the Landlord (as defined in the Lease) provides to Licensor from time to time. By signing this License, Licensee agrees to acquaint all of its employees with such rules.

8. Use of the Licensed Premises.

(a) Use of the Licensed Premises. Licensee shall use and occupy the Licensed Premises solely for general office purposes and for no other use or purpose whatsoever without the prior written consent of Licensor. Licensee shall not use or occupy the Licensed Premises for any purpose or in any manner that causes or results in a breach or default by Licensor under the Lease (or any other lease of the Premises). Licensee shall not use or occupy the Licensed Premises for any unlawful purpose or in any manner that constitutes waste, nuisance or unreasonable annoyance to Licensor or the other tenants of the Building, and shall at all times comply with, and cooperate with Licensor in regard to, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT ACT) and other Laws, as set forth below.

(b) Compliance with Laws. In conducting its operations, Licensee shall comply with the following (collectively, “Laws”), whether currently in effect or hereafter enacted or rendered: (i) all laws, ordinances (including zoning ordinances and land use requirements), rules, regulations, and orders, in each case, applicable to the Licensed Premises of (A) all federal, state, county and municipal governments and any other public or quasi-public authority, in each case, having jurisdiction over the Licensed Premises or the business activities conducted therein, related to or arising out of Licensee’s use and occupancy of the Licensed Premises and the condition of the Licensed Premises and all machinery, equipment and furnishings located therein, and (B) any insurance underwriting board or insurance inspection bureau having or claiming jurisdiction over the Licensed Premises or any other body exercising similar functions and all insurance companies from time to time selected by Licensor to write policies of insurance covering the Licensed Premises and any business activity conducted by Licensee therein or therefrom, and (ii) the provisions of any declarations, covenants, restrictions or easements affecting the Building or the Premises. It is expressly understood that if any Law requires an occupancy permit for the Licensed Premises, Licensee will obtain such permit at Licensee’s own expense. Notwithstanding the foregoing, in no event shall Licensee be required to pay for any modifications to the Premises that are required in order for it to comply with applicable Laws.

(c) Hazardous Materials and Sewage Prohibited. Licensee shall at all times during the term of this License keep the Licensed Premises free of Hazardous Materials (as hereinafter defined) except as otherwise permitted by all applicable Laws; and neither Licensee nor any of its affiliates, officers, directors, partners, members, shareholders, employees, visitors, invitees, licensees, agents or contractors shall use, generate, manufacture, refine, treat, process, produce, store, deposit, handle, transport, release or dispose of Hazardous Materials in, on or about the Premises or the Building, or the groundwater thereof, in violation of any Law. Licensee shall give Licensor prompt written notice of any claim received by Licensee from any person, entity or governmental agency that a release or disposal of Hazardous Materials has occurred on the Premises or the Building. As used herein, “Hazardous Materials” shall mean any and all toxic or hazardous substances, chemicals, materials or pollutants, of any kind or nature, that are regulated, governed, restricted or prohibited by any Law. Licensee shall not discharge into any sanitary sewer system serving the Building any toxic or hazardous sewage or waste other than that which is normal domestic wastewater. Any toxic or hazardous sewage or waste that is produced or generated by Licensee or in connection with the operation of Licensee’s business shall be handled and disposed of as required by and in compliance with all applicable Laws or shall be pre-treated to the level of domestic wastewater prior to discharge into any sanitary sewer system serving the Building.

(d) Rules and Regulations. Licensee and its affiliates, officers, directors, partners, members, shareholders, employees, visitors, invitees, licensees, agents and contractors shall observe faithfully, and comply strictly with, the Building’s Rules and Regulations applicable to the “Tenant” under the Lease as the owner of the Building may from time to time adopt. Notice of any additional or other rules or regulations shall be given to Licensee in such manner as Licensor may elect. Nothing in this License shall be construed to impose upon Licensor any duty or obligation to enforce such rules and regulations, as against any tenants in the Building, and Licensor shall not be liable to Licensee for violation of the same by any tenant or any of Licensor’s affiliates, officers, directors, partners, members, shareholders, employees, visitors, invitees, licensees, agents or contractors.

(e) Indemnification of Licensor. Licensee shall defend, indemnify and save and hold harmless Licensor, and its affiliates, officers, directors, partners, members, shareholders, employees and agents from and against any and all actual, out-of-pocket liabilities, obligations, losses, damages, injunctions, suits, actions, fines, penalties, claims, demands, costs and expenses of every kind or nature, including reasonable attorneys’ fees (collectively, “Losses”) (but not against any of the same to the extent that an act or omission of Licensor or any of its affiliates, officers, directors, partners, members, shareholders, employees or agents gave rise thereto), arising directly or indirectly from or out of (i) any failure by Licensee to perform any of the terms, provisions, covenants or conditions of this License on Licensee’s part to be performed; (ii) any accident, injury or damage caused by Licensee and/or any of its officers, directors, partners, members, shareholders (other than Licensor or any affiliate of Licensor), employees, visitors, invitees, licensees, agents or contractors, that shall happen at, in or upon the Licensed Premises; (iii) any matter or thing growing out of the condition, occupation, maintenance, alteration, repair, use or operation by Licensee and/or any of its officers, directors, partners, members, shareholders, employees, visitors, invitees, licensees, agents or contractors, of the Licensed Premises, or the operation of Licensee’s business conducted therefrom; (iv) any failure of Licensee and/or its officers, directors, partners, members, shareholders (other than Licensor or any affiliate of Licensor), employees or agents to comply with any applicable Laws; (v) any contamination of the Licensed Premises or the Building occasioned by the use, transportation, storage, spillage or discharge thereon, therein or therefrom of any Hazardous Materials, whether by Licensee or by its officers, directors, partners, members, shareholders (other than Licensor or any affiliate of Licensor), employees, licensees, agents or contractors; (vi) any use, generation, manufacture, storage, or release of any Hazardous Materials in or about the Licensed Premises, the Building or the land, or the groundwater thereof, or any discharge of toxic or hazardous sewage or waste materials from the Licensed Premises into any sanitary sewer system serving the Licensed Premises or the Building, whether by Licensee or its officers, directors, partners, members, shareholders (other than Licensor or any affiliate of Licensor), employees, visitors, invitees, licensees, agents or contractors; and (vii) any other act or omission caused by the gross negligence or willful misconduct of Licensee, its officers, directors, partners, members, shareholders (other than Licensor or any affiliate of Licensor), employees, visitors, invitees, licensees, agents or contractors. Licensee’s indemnity obligations under this Section 8(e) arising prior to the expiration, termination or earlier revocation of this License shall survive any such expiration, termination or revocation.

(f) Indemnification of Licensee. Licensor shall defend, indemnify and save and hold harmless Licensee, and its affiliates, officers, directors, partners, members, shareholders, employees and agents from and against any and all actual, out-of-pocket Losses (but not against any of the same to the extent that an act or omission of Licensee or any of its affiliates, officers, directors, partners, members, shareholders, employees or agents gave rise thereto), arising directly or indirectly from or out of (i) any gross negligence or willful misconduct by Licensor and (ii) any failure by Licensor to perform any of the terms, provisions, covenants or conditions of this License on Licensor’s part to be performed; (iii) any accident, injury or damage caused by Licensor and/or any of its officers, directors, partners, members, shareholders, employees, visitors, invitees, licensees (other than Licensee), agents or contractors, that shall happen at, in or upon the Premises; (iv) any other breach of this License by Licensor that prevents Licensee from entering and using the Licensed Premises; (v) any matter or thing growing out of the condition, occupation, maintenance, alteration, repair, use or operation by Licensor and/or any of its officers, directors, partners, members, shareholders, employees, visitors, invitees, licensees (other than Licensee), agents or contractors, of the Premises resulting in Losses to Licensee or with respect to the Leased Premises, or the operation of Licensor’s business conducted therefrom; (vi) any failure of Licensor and/or its officers, directors, partners, members, shareholders, employees or agents to comply with any applicable Laws; (vii) any contamination of the Licensed Premises or the Building (including the Licensed Premises) occasioned by the use, transportation, storage, spillage or discharge thereon, therein or therefrom of any Hazardous Materials, whether by Licensor or by its officers, directors, partners, members, shareholders, employees, licensees (other than Licensee), agents or contractors; (viii) any use, generation, manufacture, storage, or release of any Hazardous Materials in or about the Licensed Premises, the Building (including the Licensed Premises) or the land, or the groundwater thereof, or any discharge of toxic or hazardous sewage or waste materials from the Premises into any sanitary sewer system serving the Leased Premises, whether by Licensor or its officers, directors, partners, members, shareholders, employees, visitors, invitees, licensees (other than the Licensee), agents or contractors. Licensor’s indemnity obligations under this Section 8(f) arising prior to the expiration, termination or earlier revocation of this License shall survive any such expiration, termination or revocation.

(g) Default. Any breach by Licensee of any provision of this Section 8 shall constitute a default under this License if such breach is not remedied within thirty (30) days after Licensee receives written notice of such breach; provided, however, that, if such breach is not cured within such thirty (30) day period but is capable of being cured, and so long as Licensee reasonably and continually pursues the cure thereof, such cure period shall be extended for such additional period as shall be reasonably necessary to cure such breach.

9. Access. Notwithstanding anything to the contrary contained herein, Licensor and its agents and representatives shall have the right to enter the Licensed Premises upon reasonable prior notice (except in case of emergency or if necessary to comply with any Law), which notice may be oral, to perform or comply with its obligations under this License, to exercise its rights under this License or to otherwise inspect the Licensed Premises.

10. Insurance.

(a) Liability Insurance. Licensee shall, at its sole expense, maintain commercial general liability insurance with respect to its activities on the Licensed Premises during the term of this License in the minimum amount of One Million and 00/100 Dollars ($1,000,000.00) combined single limit for injury to any number of persons in a single occurrence and for damage to property. The limit of said insurance shall not however, limit the liability of Licensee hereunder. Said insurance shall name Licensor as an additional insured, and shall be primary and non-contributory as respects the Licensor. Licensee shall furnish to Licensor insurance certificates evidencing such insurance, together with evidence of any excess liability insurance that Licensee may carry, at any times they are reasonably requested by Licensor. Licensor shall name Licensee as an additional insured on Licensor’s commercial general liability insurance with respect to its activities on the Premises.

(b) Other Insurance. Licensee shall maintain worker’s compensation insurance for all Licensee’s employees working in or at the Licensed Premises in an amount sufficient to comply with applicable Laws. Coverage must include a waiver of subrogation endorsement in favor of, and naming Licensor.

11. No Assignment or Sublicense. Licensee shall not assign, transfer, sublicense or otherwise encumber this License or Licensee’s rights under this License, nor shall Licensee permit or suffer any other person or entity to use or occupy all or any part of the Licensed Premises, in each case, without Licensor’s prior written consent.

12. No Lease. It is expressly understood by Licensee and Licensor that Licensor’s execution of this License is for Licensee’s exclusive benefit and that nothing herein shall be construed as an offer or agreement to lease the Premises or the Licensed Premises.

13. Surrender. Upon expiration, termination or earlier revocation of this License, Licensee shall promptly vacate the Licensed Premises and remove all of Licensee’s personal property, leaving the Licensed Premises vacant (except to the extent of furniture, fixtures and equipment owned by Licensor), broom clean and in substantially the same condition as that in which it was on the Effective Date, subject to reasonable wear and tear and improvements being made by Licensee in connection with its initial occupancy (the “Surrender Condition”).

14. Holdover. In the event of Licensee’s failure to vacate the Licensed Premises in the manner and time frame required in this License and by the terms of the Lease and such failure causes Licensor to incur holdover rent costs or damages to the owner of the Building (“Master Lease Holdover Rent”), Licensee shall pay to Licensor the full amount of the Master Lease Holdover Rent resulting from Licensee’s failure to vacate the Licensed Premises.

15. Agreement is a License. Licensor and Licensee acknowledge and agree that (a) Licensor has no obligation, and has not agreed, to enter into a lease, sub-lease, easement or other agreement with Licensee, and the relationship between Licensor and Licensee is not one of landlord and tenant, but rather one of licensor and licensee; (b) this License does not confer upon Licensee any right of use or possession outside of the terms and conditions of this License, or any other interest, status, or estate of any kind other than that of a licensee; (c) EXCEPT AS SET FORTH IN THIS LICENSE, INCLUDING SECTION 8(F), LICENSEE SHALL HAVE NO RECOURSE AGAINST LICENSOR OR AGAINST LICENSOR’S AFFILIATES, OFFICERS, DIRECTORS, PARTNERS, MEMBERS, SHAREHOLDERS, EMPLOYEES OR AGENTS FOR ANY BREACH HEREUNDER; and (d) this License does not confer upon Licensee any right for future use, including the right to claim a prescriptive easement, an implied grant of way or an easement of necessity.

16. Notices. Whenever any notice or any other communication is required or permitted to be given under any provision of this License, such notice or other communication shall be in writing, signed by or on behalf of the person or entity giving the notice or other communication, and shall be deemed to have been given on the earlier to occur of (a) the date of the actual delivery, (b) if mailed, three (3) business days after the date mailed by certified or registered mail, return receipt requested, with postage prepaid, (c) if sent with an overnight courier services, fees prepaid, the first business day following receipt of the notice by the courier service for delivery or (d) if by facsimile, on the day of such facsimile (provided, however, that the sender receives a facsimile confirmation and sends a copy of such notice by another delivery method permitted under this Section 16) to the respective address(es) or fax number(s) of the Party to whom such notice is to be given as set forth below, or at such other address of which such Party shall have given written notice to the other Party as provided in this Section 16. Legal counsel for any Party may give notice on behalf of such Party:

If to Licensor:	Lennar Corporation
c/o Lennar Homes of California, Inc.
25 Enterprise Drive, Suite 400
Aliso Viejo, California 92656
Telephone: (949) 349-8000
Facsimile: (949) 349-0782
Attention: Jonathan M. Jaffe

with a copy to:

Lennar Corporation
700 N.W. 107th Avenue
Miami, Florida 33172
Telephone: (305) 229-6584
Facsimile: (305) 229-6650
Attention: Mark Sustana, Esq.

If to Licensee:	Five Point Operating Company, LLC
25 Enterprise Drive, Suite 300
Aliso Viejo, California 92656
Telephone: (949) 349-8000
Facsimile: (949) 349-0782
Attention: Legal Notices

If to Lennar CA:	Lennar Homes of California, Inc.
25 Enterprise Drive,
Aliso Viejo, California 92656
Telephone: (949) 349-8000
Facsimile: (949) 349-0782
Attention: Jonathan M. Jaffe

with a copy to:

Lennar Corporation
700 N.W. 107th Avenue
Miami, Florida 33172
Telephone: (305) 229-6584
Facsimile: (305) 229-6650
Attention: Mark Sustana, Esq.

17. Remedies on Default. If any default specified in this License shall occur and is not cured within thirty (30) days after written notice of such breach (or such other period as may be permitted pursuant to Section 8(f)), Licensor may, pursuant to written notice thereof to Licensee, revoke this License and, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Licensed Premises for Licensor’s own account and, for Licensee’s breach of and default under this License, recover immediately from Licensee any and all License Fees and other sums and damages due or in existence at the time of such revocation, including (a) all License Fees and other sums, charges, payments, costs and expenses agreed and/or required to be paid by Licensee to Licensor hereunder; (b) all costs and expenses of Licensor in connection with the recovery of possession of the Licensed Premises, including reasonable attorneys’ fees; and (c) all costs of any alterations or repairs that may be reasonably required to restore the Licensed Premises, or any part or parts thereof, to the Surrender Condition.

18. Representations and Warranties. Each of Licensor and Licensee represents and warrants to the other as follows:

(a) it is duly authorized to execute and deliver this License and perform its respective obligations hereunder;

(b) the person signing this License on behalf of it has been authorized to do so;

(c) this License constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, and will not in any case (i) violate any provision of any law, rule, regulation, order, writ or judgment presently in effect having applicability to it, or (ii) result in a breach of, or constitute or cause a default under, any indenture, agreement, lease or instrument to which it is a party.

19. Miscellaneous Provisions.

(a) This License, or any term or provision of it, may only be amended, modified or waived by an instrument in writing signed by the Party against whom such amendment, modification or waiver is sought to be enforced.

(b) Except as otherwise expressly provided in Sections 19(l) and 19(m) below, this License and the rights of the Parties hereunder shall be governed by and interpreted and construed in accordance with the laws of the State of California, without regard to any of its conflict of laws principles or provisions that would apply the laws of any other jurisdiction. The Parties acknowledge that this is a negotiated agreement, and that in no event shall the terms of this License be construed against any Party on the basis that such Party, or its counsel, drafted this License.

(c) This License may be executed in multiple identical counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document. Furthermore, this License may be executed and delivered by the exchange of electronic facsimile or portable document format (“PDF”) copies or counterparts of the signature page, which facsimile or PDF copies or counterparts shall be binding upon the Parties.

(d) This License contains the entire agreement of the Parties and supersedes any prior written or oral agreements by any of them regarding the same subject matter as this License. There are no representations, agreements, arrangements or understandings, oral or written, between or among any of the Parties relating to the subject matter of this License other than those contained in this License.

(e) No waiver of any obligations under this License will be enforceable or admissible unless set forth in a writing signed by the Party against which enforcement or admission is sought. No delay or failure to require performance of any provision of this License shall constitute a waiver of that provision in that or any other instance. Any waiver granted shall apply solely to the specific provision and instance with regard to which it is granted.

(f) Each Party agrees to execute and deliver any additional documents or instruments and to perform any additional acts that may be necessary or appropriate to effectuate all of the terms, provisions and conditions of this License and to carry out the transactions contemplated by this License.

(g) Except as provided in Section 8, this License is made solely and specifically among and for the benefit of the parties to it, and their respective successors and permitted assigns, subject to the express provisions relating to successors and assigns, and no other person, including subsidiaries of Licensee, will have any right to assert any claims or to receive any benefits under or on account of this License as a third party beneficiary or otherwise.

(h) If any provision of this License is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this License, the provision will be severed and, except as provided in the following sentence, this License will be construed and enforced as if the illegal, invalid, or unenforceable provision had never comprised a part of this License; and the remaining provisions of this License will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this License. However, in lieu of the illegal, invalid or unenforceable provision, there will be added automatically as a part of this License a legal, valid and enforceable provision that is as similar in terms to the illegal, invalid or unenforceable provision as is possible.

(i) Accounting terms used but not otherwise defined in this License will have the meanings given to them under GAAP as applied in the United States. As used in this License (including exhibits), the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. References to Sections or Exhibits refer to the sections and exhibits of this License, unless the context requires otherwise. Words such as “herein,” “hereinafter,” “hereof” “hereby” and “hereunder,” and words of like import refer to this License, unless the context requires otherwise. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The captions of the Sections of this License are for convenience only and shall not control or affect the meaning or construction of any provision of this License. The term “dollars” or “$” means United States Dollars. “Days” means calendar days and “year” means a calendar year, unless otherwise expressly provided in this License. All Exhibits are incorporated into this License.

(j) Any reference to sections or provisions of statutes, laws or rules will include all amendments, modifications, or replacements of those sections or provisions. The Parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this License. In cases of uncertainty, this License shall be construed without regard to which of the Parties caused the uncertainty to exist.

(k) In any suit or proceeding to enforce the terms and provisions of this License, the prevailing Party (as determined by the judge who presides over the action or proceeding) will be entitled to recover from the non-prevailing Party all reasonable costs and expenses incurred by it in connection with the action or proceeding (including reasonable attorneys’ and paralegals’ fees and costs incurred before and at any trial and with regard to any appellate proceedings), as well as all other relief that is granted or awarded in such suit or proceeding, and the non-prevailing Party shall pay all costs of any trial (including court costs).

(l) Any action or proceeding under or relating to this License may be brought in any state or Federal court sitting in Orange County or Los Angeles County, California, and in no other court. Each of the parties submits to the jurisdiction of each of those courts in any such action or proceeding and agrees not to seek to change the venue of any such action or proceeding because of inconvenience of the forum or for any other reason, provided that nothing in this paragraph will prevent a party from removing an action or proceeding from a state court sitting in one of those counties to a Federal court sitting in one of those counties. Each Party agrees that process in any such action or proceeding may be served by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

(m) The terms and provisions of Sections 6, 8, 13, 14, 15, 16, 17 and this Section 19, as well as all other Sections or provisions to the extent they survive by their own terms, will survive the expiration, termination or earlier revocation of this License.

IN WITNESS WHEREOF, the Parties have executed this License as of the day and year first above written.

LENNAR CORPORATION, a Delaware corporation

By:
Name:	Jonathan M. Jaffe
Title:	Vice President

FIVE POINT OPERATING COMPANY, LLC (formerly known as Newhall Intermediary Holding Company, LLC), a Delaware limited liability company

By: FIVE POINT HOLDINGS, LLC, a Delaware limited liability company (formerly known as Newhall Holding Company, LLC), its Manager

By:
Name:	Emile Haddad
Title:	Chief Executive Officer

LENNAR HOMES OF CALIFORNIA, INC., a California corporation

By:
Name:	Jonathan M. Jaffe
Title:	President

[Signature page to License Agreement]

Exhibit B

Shipyard License Agreement

[ATTACHED HERETO AND MADE A PART HEREOF]

LICENSE AGREEMENT

This License Agreement (this “License”) is entered into as of the 2nd day of May, 2016 (the “Effective Date”), by and among LENNAR HOMES OF CALIFORNIA, INC., a California corporation (together with its subsidiaries, “Licensee”), and FIVE POINT OPERATING COMPANY, LLC, a Delaware limited liability company (“Licensor”) (Licensee and Licensor are sometimes referred to in this License each, as a “Party,” and, collectively, as the “Parties”).

RECITALS

A. Licensee and Licensor have entered into a certain Transition Services Agreement, dated of even date herewith (the “Services Agreement”), whereby Licensor engaged Licensee to provide, directly or through its subsidiaries, certain services, support and resources to Licensor.

B. The Agreement of Lease, dated as of March 21, 2014 (the “Original Lease”), as amended by the First Amendment of Lease, dated as of October 8, 2015 (“Lease Amendment No. 1” and, together with the Original Lease, as they may be amended and/or restated from time to time, the “Lease”), for the lease of certain office space in the building located at One Sansome Street, San Francisco, California 94104 (the “Building”), has been assigned to Licensor. The space leased by Licensor in the Building (the “Premises”) contains (i) approximately 17,440 rentable square feet of space on the thirty-second (32nd) floor, commonly known as Suite 3200, of the Building and (ii) approximately 6,522 rentable square feet on the thirty-seventh (37th) floor, commonly known as Suite 3750, of the Building (the “Expansion Premises”).

C. Pursuant to Section 3 of the Services Agreement, Licensor has agreed to provide this License for Licensee to utilize certain fully furnished office space constituting of 1,740 rentable square feet of the Expansion Premises, as shown on Schedule A hereto (the “Licensed Premises”), including the right to use the kitchen, conference rooms, entry access point, office furniture, cubicles, and other equipment located within the Licensed Premises, such as copying machines, phones, and wifi, such aggregate amount of office space consisting of a portion of the Expansion Premises.

D. Licensee desires to license from Licensor the use of the Licensed Premises and Licensor is willing to grant Licensee a revocable license to utilize the Licensed Premises on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensee and Licensor agree as follows:

1. License. Licensor hereby grants to Licensee a revocable, non-transferable license to enter and to occupy the Licensed Premises during the term of this License (including any extensions of such term) for the purpose of conducting its business therein as described in Section 8; provided that no revocation of such license shall be made except under the terms and conditions set forth herein.

2. Term; Termination.

(a) This License will commence on the Effective Date and will continue, unless otherwise earlier terminated pursuant to Section 2(b) until the date Licensor’s Lease expires or otherwise terminates (the “Term”), unless extended by Licensee’s and Licensor’s mutual written agreement.

(b) This License may be terminated at any time prior to the end of the Term by mutual written consent of Licensor and Licensee. In addition, this License will automatically terminate if for any reason Licensor no longer has the right to occupy the Licensed Premises.

3. License Fee. Licensee shall pay to Licensor a monthly license fee in the amount equal to (a) the base monthly rate per rentable square foot that Licensor pays from time to time to lease the Expansion Premises pursuant to the Lease, multiplied by the number of rentable square feet which then comprises the Licensed Premises, plus (b) Licensor’s pro rata portion of all other expenses and costs, including operating expenses and tax expenses, that Licensor pays from time to time to lease the Expansion Premises pursuant to the Lease (the “License Fee”). The Licensed Premises consist of an aggregate of 1,740 rentable square feet. As of the Effective Date, Section 2.3 of Lease Amendment No. 1 sets forth the base monthly rate per rentable square foot that Licensor pays to lease the Expansion Premises. During the term of the Services Agreement, the monthly License Fee under this License shall be deducted from the monthly charge payable by Licensor for services pursuant to the Services Agreement.

4. Utilities. The License Fee shall include, at no additional cost to Licensee, the use of water and electric current consumed in and janitorial services performed in the Licensed Premises.

5. Furniture and Office Equipment Provided by Licensor. Licensor shall provide to Licensee in the Licensed Premises such number of fully furnished office spaces as is reasonably required to accommodate Licensee’s employees, which shall include, without limitation, office furniture, kitchen facilities, cubicles, telephones, computers, software, printers, copiers, scanners, and fax machines, as and to the extent commercially reasonable for the conduct of Licensee’s business as it is conducted on the date hereof. Except as and to the extent expressly provided in this License, Licensor shall have no obligation to decorate, furnish or otherwise perform any work within the Licensed Premises in order to prepare or maintain the same for Licensee; provided, however, that, to the extent Licensor upgrades its offices, space, facilities and equipment adjacent and/or incident to the Licensed Premises, Licensor will likewise upgrade the Licensed Premises.

6. No Alterations by Licensee. Other than the alterations being made in connection with Licensee’s initial occupancy of the Licensed Premises, Licensee shall not alter, or cause any alterations to, the Licensed Premises, including interior, exterior, cosmetic, structural or non-structural alterations, without Licensor’s prior written consent, which consent may be withheld in Licensor’s reasonable discretion.

7. [Reserved]

8. Use of the Licensed Premises.

(a) Use of the Licensed Premises. Licensee shall use and occupy the Licensed Premises solely for general office purposes and for no other use or purpose whatsoever without the prior written consent of Licensor. Licensee shall not use or occupy the Licensed Premises for any purpose or in any manner that causes or results in a breach or default by Licensor under the Lease (or any other lease of the Premises). Licensee shall not use or occupy the Licensed Premises for any unlawful purpose or in any manner that constitutes waste, nuisance or unreasonable annoyance to Licensor or the other tenants of the Building, and shall at all times comply with, and cooperate with Licensor in regard to, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT ACT) and other Laws, as set forth below.

(b) Compliance with Laws. In conducting its operations, Licensee shall comply with the following (collectively, “Laws”), whether currently in effect or hereafter enacted or rendered: (i) all laws, ordinances (including zoning ordinances and land use requirements), rules, regulations, and orders, in each case, applicable to the Licensed Premises of (A) all federal, state, county and municipal governments and any other public or quasi-public authority, in each case, having jurisdiction over the Licensed Premises or the business activities conducted therein, related to or arising out of Licensee’s use and occupancy of the Licensed Premises and the condition of the Licensed Premises and all machinery, equipment and furnishings located therein, and (B) any insurance underwriting board or insurance inspection bureau having or claiming jurisdiction over the Licensed Premises or any other body exercising similar functions and all insurance companies from time to time selected by Licensor to write policies of insurance covering the Licensed Premises and any business activity conducted by Licensee therein or therefrom, and (ii) the provisions of any declarations, covenants, restrictions or easements affecting the Building or the Premises. It is expressly understood that if any Law requires an occupancy permit for the Licensed Premises, Licensee will obtain such permit at Licensee’s own expense. Notwithstanding the foregoing, in no event shall Licensee be required to pay for any modifications to the Premises that are required in order for it to comply with applicable Laws.

(c) Hazardous Materials and Sewage Prohibited. Licensee shall at all times during the term of this License keep the Licensed Premises free of Hazardous Materials (as hereinafter defined) except as otherwise permitted by all applicable Laws; and neither Licensee nor any of its affiliates, officers, directors, partners, members, shareholders, employees, visitors, invitees, licensees, agents or contractors shall use, generate, manufacture, refine, treat, process, produce, store, deposit, handle, transport, release or dispose of Hazardous Materials in, on or about the Premises or the Building, or the groundwater thereof, in violation of any Law. Licensee shall give Licensor prompt written notice of any claim received by Licensee from any person, entity or governmental agency that a release or disposal of Hazardous Materials has occurred on the Premises or the Building. As used herein, “Hazardous Materials” shall mean any and all toxic or hazardous substances, chemicals, materials or pollutants, of any kind or nature, that are regulated, governed, restricted or prohibited by any Law. Licensee shall not discharge into any sanitary sewer system serving the Building any toxic or hazardous sewage or waste other than that which is normal domestic wastewater. Any toxic or hazardous sewage or waste that is produced or generated by Licensee or in connection with the operation of Licensee’s business shall be handled and disposed of as required by and in compliance with all applicable Laws or shall be pre-treated to the level of domestic wastewater prior to discharge into any sanitary sewer system serving the Building.

(d) Rules and Regulations. Licensee and its affiliates, officers, directors, partners, members, shareholders, employees, visitors, invitees, licensees, agents and contractors shall observe faithfully, and comply strictly with, the Building’s Rules and Regulations applicable to the “Tenant” under the Lease as the owner of the Building may from time to time adopt. Notice of any additional or other rules or regulations shall be given to Licensee in such manner as Licensor may elect. Nothing in this License shall be construed to impose upon Licensor any duty or obligation to enforce such rules and regulations, as against any tenants in the Building, and Licensor shall not be liable to Licensee for violation of the same by any tenant or any of Licensor’s affiliates, officers, directors, partners, members, shareholders, employees, visitors, invitees, licensees, agents or contractors.

(e) Indemnification of Licensor. Licensee shall defend, indemnify and save and hold harmless Licensor, and its affiliates, officers, directors, partners, members, shareholders, employees and agents from and against any and all actual, out-of-pocket liabilities, obligations, losses, damages, injunctions, suits, actions, fines, penalties, claims, demands, costs and expenses of every kind or nature, including reasonable attorneys’ fees (collectively, “Losses”) (but not against any of the same to the extent that an act or omission of Licensor or any of its affiliates, officers, directors, partners, members, shareholders, employees or agents gave rise thereto), arising directly or indirectly from or out of (i) any failure by Licensee to perform any of the terms, provisions, covenants or conditions of this License on Licensee’s part to be performed; (ii) any accident, injury or damage caused by Licensee and/or any of its officers, directors, partners, members, shareholders (other than Licensor or any affiliate of Licensor), employees, visitors, invitees, licensees, agents or contractors, that shall happen at, in or upon the Licensed Premises; (iii) any matter or thing growing out of the condition, occupation, maintenance, alteration, repair, use or operation by Licensee and/or any of its officers, directors, partners, members, shareholders, employees, visitors, invitees, licensees, agents or contractors, of the Licensed Premises, or the operation of Licensee’s business conducted therefrom; (iv) any failure of Licensee and/or its officers, directors, partners, members, shareholders (other than Licensor or any affiliate of Licensor), employees or agents to comply with any applicable Laws; (v) any contamination of the Licensed Premises or the Building occasioned by the use, transportation, storage, spillage or discharge thereon, therein or therefrom of any Hazardous Materials, whether by Licensee or by its officers, directors, partners, members, shareholders (other than Licensor or any affiliate of Licensor), employees, licensees, agents or contractors; (vi) any use, generation, manufacture, storage, or release of any Hazardous Materials in or about the Licensed Premises, the Building or the land, or the groundwater thereof, or any discharge of toxic or hazardous sewage or waste materials from the Licensed Premises into any sanitary sewer system serving the Licensed Premises or the Building, whether by Licensee or its officers, directors, partners, members, shareholders (other than Licensor or any affiliate of Licensor), employees, visitors, invitees, licensees, agents or contractors; and (vii) any other act or omission caused by the gross negligence or willful misconduct of Licensee, its officers, directors, partners, members, shareholders (other than Licensor or any affiliate of Licensor), employees, visitors, invitees, licensees, agents or contractors. Licensee’s indemnity obligations under this Section 8(e) arising prior to the expiration, termination or earlier revocation of this License shall survive any such expiration, termination or revocation.

(f) Indemnification of Licensee. Licensor shall defend, indemnify and save and hold harmless Licensee, and its affiliates, officers, directors, partners, members, shareholders, employees and agents from and against any and all actual, out-of-pocket Losses (but not against any of the same to the extent that an act or omission of Licensee or any of its affiliates, officers, directors, partners, members, shareholders, employees or agents gave rise thereto), arising directly or indirectly from or out of (i) any gross negligence or willful misconduct by Licensor and (ii) any failure by Licensor to perform any of the terms, provisions, covenants or conditions of this License on Licensor’s part to be performed; (iii) any accident, injury or damage caused by Licensor and/or any of its officers, directors, partners, members, shareholders, employees, visitors, invitees, licensees (other than Licensee), agents or contractors, that shall happen at, in or upon the Premises; (iv) any other breach of this License by Licensor that prevents Licensee from entering and using the Licensed Premises; (v) any matter or thing growing out of the condition, occupation, maintenance, alteration, repair, use or operation by Licensor and/or any of its officers, directors, partners, members, shareholders, employees, visitors, invitees, licensees (other than Licensee), agents or contractors, of the Premises resulting in Losses to Licensee or with respect to the Leased Premises, or the operation of Licensor’s business conducted therefrom; (vi) any failure of Licensor and/or its officers, directors, partners, members, shareholders, employees or agents to comply with any applicable Laws; (vii) any contamination of the Licensed Premises or the Building (including the Licensed Premises) occasioned by the use, transportation, storage, spillage or discharge thereon, therein or therefrom of any Hazardous Materials, whether by Licensor or by its officers, directors, partners, members, shareholders, employees, licensees (other than Licensee), agents or contractors; (viii) any use, generation, manufacture, storage, or release of any Hazardous Materials in or about the Licensed Premises, the Building (including the Licensed Premises) or the land, or the groundwater thereof, or any discharge of toxic or hazardous sewage or waste materials from the Premises into any sanitary sewer system serving the Leased Premises , whether by Licensor or its officers, directors, partners, members, shareholders, employees, visitors, invitees, licensees (other than the Licensee), agents or contractors. Licensor’s indemnity obligations under this Section 8(f) arising prior to the expiration, termination or earlier revocation of this License shall survive any such expiration, termination or revocation.

(g) Default. Any breach by Licensee of any provision of this Section 8 shall constitute a default under this License if such breach is not remedied within thirty (30) days after Licensee receives written notice of such breach; provided, however, that, if such breach is not cured within such thirty (30) day period but is capable of being cured, and so long as Licensee reasonably and continually pursues the cure thereof, such cure period shall be extended for such additional period as shall be reasonably necessary to cure such breach.

9. Access. Notwithstanding anything to the contrary contained herein, Licensor and its agents and representatives shall have the right to enter the Licensed Premises upon reasonable prior notice (except in case of emergency or if necessary to comply with any Law), which notice may be oral, to perform or comply with its obligations under this License, to exercise its rights under this License or to otherwise inspect the Licensed Premises.

10. Insurance.

(a) Liability Insurance. Licensee shall, at its sole expense, maintain commercial general liability insurance with respect to its activities on the Licensed Premises during the term of this License in the minimum amount of One Million and 00/100 Dollars ($1,000,000.00) combined single limit for injury to any number of persons in a single occurrence and for damage to property. The limit of said insurance shall not however, limit the liability of Licensee hereunder. Said insurance shall name Licensor as an additional insured, and shall be primary and non-contributory as respects the Licensor. Licensee shall furnish to Licensor insurance certificates evidencing such insurance, together with evidence of any excess liability insurance that Licensee may carry, at any times they are reasonably requested by Licensor. Licensor shall name Licensee as an additional insured on Licensor’s commercial general liability insurance with respect to its activities on the Premises.

(b) Other Insurance. Licensee shall maintain worker’s compensation insurance for all Licensee’s employees working in or at the Licensed Premises in an amount sufficient to comply with applicable Laws. Coverage must include a waiver of subrogation endorsement in favor of, and naming Licensor.

11. No Assignment or Sublicense. Licensee shall not assign, transfer, sublicense or otherwise encumber this License or Licensee’s rights under this License, nor shall Licensee permit or suffer any other person or entity to use or occupy all or any part of the Licensed Premises, in each case, without Licensor’s prior written consent.

12. No Lease. It is expressly understood by Licensee and Licensor that Licensor’s execution of this License is for Licensee’s exclusive benefit and that nothing herein shall be construed as an offer or agreement to lease the Premises or the Licensed Premises.

13. Surrender. Upon expiration, termination or earlier revocation of this License, Licensee shall promptly vacate the Licensed Premises and remove all of Licensee’s personal property, leaving the Licensed Premises vacant (except to the extent of furniture, fixtures and equipment owned by Licensor), broom clean and in substantially the same condition as that in which it was on the Effective Date, subject to reasonable wear and tear and improvements being made by Licensee in connection with its initial occupancy (the “Surrender Condition”).

14. Holdover. In the event of Licensee’s failure to vacate the Licensed Premises in the manner and time frame required in this License and by the terms of the Lease and such failure causes Licensor to incur holdover rent costs or damages to the owner of the Building (“Master Lease Holdover Rent”), Licensee shall pay to Licensor the full amount of the Master Lease Holdover Rent resulting from Licensee’s failure to vacate the Licensed Premises.

15. Agreement is a License. Licensor and Licensee acknowledge and agree that (a) Licensor has no obligation, and has not agreed, to enter into a lease, sub-lease, easement or other agreement with Licensee, and the relationship between Licensor and Licensee is not one of landlord and tenant, but rather one of licensor and licensee; (b) this License does not confer upon Licensee any right of use or possession outside of the terms and conditions of this License, or any other interest, status, or estate of any kind other than that of a licensee; (c) EXCEPT AS SET FORTH IN THIS LICENSE, INCLUDING SECTION 8(F), LICENSEE SHALL HAVE NO RECOURSE AGAINST LICENSOR OR AGAINST LICENSOR’S AFFILIATES, OFFICERS, DIRECTORS, PARTNERS, MEMBERS, SHAREHOLDERS, EMPLOYEES OR AGENTS FOR ANY BREACH HEREUNDER; and (d) this License does not confer upon Licensee any right for future use, including the right to claim a prescriptive easement, an implied grant of way or an easement of necessity.

16. Notices. Whenever any notice or any other communication is required or permitted to be given under any provision of this License, such notice or other communication shall be in writing, signed by or on behalf of the person or entity giving the notice or other communication, and shall be deemed to have been given on the earlier to occur of (a) the date of the actual delivery, (b) if mailed, three (3) business days after the date mailed by certified or registered mail, return receipt requested, with postage prepaid, (c) if sent with an overnight courier services, fees prepaid, the first business day following receipt of the notice by the courier service for delivery or (d) if by facsimile, on the day of such facsimile (provided, however, that the sender receives a facsimile confirmation and sends a copy of such notice by another delivery method permitted under this Section 16) to the respective address(es) or fax number(s) of the Party to whom such notice is to be given as set forth below, or at such other address of which such Party shall have given written notice to the other Party as provided in this Section 16. Legal counsel for any Party may give notice on behalf of such Party:

If to Licensor:	Five Point Operating Company, LLC
25 Enterprise Drive, Suite 300
Aliso Viejo, California 92656
Telephone: (949) 349-8000
Facsimile: (949) 349-0782
Attention: Legal Notices

If to Licensee:	Lennar Homes of California, Inc.
25 Enterprise Drive,
Aliso Viejo, California 92656
Telephone: (949) 349-8000
Facsimile: (949) 349-0782
Attention: Jonathan M. Jaffe

with a copy to:

Lennar Corporation
700 N.W. 107th Avenue
Miami, Florida 33172
Telephone: (305) 229-6584
Facsimile: (305) 229-6650
Attention: Mark Sustana, Esq.

17. Remedies on Default. If any default specified in this License shall occur and is not cured within thirty (30) days after written notice of such breach (or such other period as may be permitted pursuant to Section 8(f)), Licensor may, pursuant to written notice thereof to Licensee, revoke this License and, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Licensed Premises for Licensor’s own account and, for Licensee’s breach of and default under this License, recover immediately from Licensee any and all License Fees and other sums and damages due or in existence at the time of such revocation, including (a) all License Fees and other sums, charges, payments, costs and expenses agreed and/or required to be paid by Licensee to Licensor hereunder; (b) all costs and expenses of Licensor in connection with the recovery of possession of the Licensed Premises, including reasonable attorneys’ fees; and (c) all costs of any alterations or repairs that may be reasonably required to restore the Licensed Premises, or any part or parts thereof, to the Surrender Condition.

18. Representations and Warranties. Each of Licensor and Licensee represents and warrants to the other as follows:

(a) it is duly authorized to execute and deliver this License and perform its respective obligations hereunder;

(b) the person signing this License on behalf of it has been authorized to do so;

(c) this License constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, and will not in any case (i) violate any provision of any law, rule, regulation, order, writ or judgment presently in effect having applicability to it, or (ii) result in a breach of, or constitute or cause a default under, any indenture, agreement, lease or instrument to which it is a party.

19. Miscellaneous Provisions.

(a) This License, or any term or provision of it, may only be amended, modified or waived by an instrument in writing signed by the Party against whom such amendment, modification or waiver is sought to be enforced.

(b) Except as otherwise expressly provided in Sections 19(l) and 19(m) below, this License and the rights of the Parties hereunder shall be governed by and interpreted and construed in accordance with the laws of the State of California, without regard to any of its conflict of laws principles or provisions that would apply the laws of any other jurisdiction. The Parties acknowledge that this is a negotiated agreement, and that in no event shall the terms of this License be construed against any Party on the basis that such Party, or its counsel, drafted this License.

(c) This License may be executed in multiple identical counterparts, each of which shall be deemed an original, and counterpart signature pages may be assembled to form a single original document. Furthermore, this License may be executed and delivered by the exchange of electronic facsimile or portable document format (“PDF”) copies or counterparts of the signature page, which facsimile or PDF copies or counterparts shall be binding upon the Parties.

(d) This License contains the entire agreement of the Parties and supersedes any prior written or oral agreements by any of them regarding the same subject matter as this License. There are no representations, agreements, arrangements or understandings, oral or written, between or among any of the Parties relating to the subject matter of this License other than those contained in this License.

(e) No waiver of any obligations under this License will be enforceable or admissible unless set forth in a writing signed by the Party against which enforcement or admission is sought. No delay or failure to require performance of any provision of this License shall constitute a waiver of that provision in that or any other instance. Any waiver granted shall apply solely to the specific provision and instance with regard to which it is granted.

(f) Each Party agrees to execute and deliver any additional documents or instruments and to perform any additional acts that may be necessary or appropriate to effectuate all of the terms, provisions and conditions of this License and to carry out the transactions contemplated by this License.

(g) Except as provided in Section 8, this License is made solely and specifically among and for the benefit of the parties to it, and their respective successors and permitted assigns, subject to the express provisions relating to successors and assigns, and no other person, including subsidiaries of Licensee, will have any right to assert any claims or to receive any benefits under or on account of this License as a third party beneficiary or otherwise.

(h) If any provision of this License is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this License, the provision will be severed and, except as provided in the following sentence, this License will be construed and enforced as if the illegal, invalid, or unenforceable provision had never comprised a part of this License; and the remaining provisions of this License will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this License. However, in lieu of the illegal, invalid or unenforceable provision, there will be added automatically as a part of this License a legal, valid and enforceable provision that is as similar in terms to the illegal, invalid or unenforceable provision as is possible.

(i) Accounting terms used but not otherwise defined in this License will have the meanings given to them under GAAP as applied in the United States. As used in this License (including exhibits), the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. References to Sections or Exhibits refer to the sections and exhibits of this License, unless the context requires otherwise. Words such as “herein,” “hereinafter,” “hereof” “hereby” and “hereunder,” and words of like import refer to this License, unless the context requires otherwise. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The captions of the Sections of this License are for convenience only and shall not control or affect the meaning or construction of any provision of this License. The term “dollars” or “$” means United States Dollars. “Days” means calendar days and “year” means a calendar year, unless otherwise expressly provided in this License. All Exhibits are incorporated into this License.

(j) Any reference to sections or provisions of statutes, laws or rules will include all amendments, modifications, or replacements of those sections or provisions. The Parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this License. In cases of uncertainty, this License shall be construed without regard to which of the Parties caused the uncertainty to exist.

(k) In any suit or proceeding to enforce the terms and provisions of this License, the prevailing Party (as determined by the judge who presides over the action or proceeding) will be entitled to recover from the non-prevailing Party all reasonable costs and expenses incurred by it in connection with the action or proceeding (including reasonable attorneys’ and paralegals’ fees and costs incurred before and at any trial and with regard to any appellate proceedings), as well as all other relief that is granted or awarded in such suit or proceeding, and the non-prevailing Party shall pay all costs of any trial (including court costs).

(l) Any action or proceeding under or relating to this License may be brought in any state or Federal court sitting in Orange County or Los Angeles County, California, and in no other court. Each of the parties submits to the jurisdiction of each of those courts in any such action or proceeding and agrees not to seek to change the venue of any such action or proceeding because of inconvenience of the forum or for any other reason, provided that nothing in this paragraph will prevent a party from removing an action or proceeding from a state court sitting in one of those counties to a Federal court sitting in one of those counties. Each Party agrees that process in any such action or proceeding may be served by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

(m) The terms and provisions of Sections 6, 8, 13, 14, 15, 16, 17 and this Section 19, as well as all other Sections or provisions to the extent they survive by their own terms, will survive the expiration, termination or earlier revocation of this License.

IN WITNESS WHEREOF, the Parties have executed this License as of the day and year first above written.

FIVE POINT OPERATING COMPANY, LLC (formerly known as Newhall Intermediary Holding Company, LLC), a Delaware limited liability company

By: FIVE POINT HOLDINGS, LLC, a Delaware limited liability company (formerly known as Newhall Holding Company, LLC), its Manager

By:
Name:	Emile Haddad
Title:	Chief Executive Officer

LENNAR HOMES OF CALIFORNIA, INC., a California corporation

By:
Name:	Jonathan M. Jaffe
Title:	President

[Signature page to License Agreement]

Schedule A